RUBY TUESDAY, INC.

Financial Results For the Third Quarter
of Fiscal Year 2004
(Amounts in thousands)

	March 2,		June 3,
CONDENSED BALANCE SHEETS	2004		2003
Assets
Cash and Short-Term Investments	$ 18,430		$ 8,662
Accounts and Notes Receivable	17,486	*	10,509
Inventories	13,445		12,200
Deferred Income Taxes	3,062		2,609
Income Tax Receivable	5,396		2,485
Prepaid Rent	2,142		2,136
Assets Held for Disposal	2,674		5,217
Other Current Assets	5,834		6,099
Total Current Assets	68,469		49,917
Property and Equipment, Net	731,275		660,897
Goodwill, Net	7,845		7,845
Notes Receivable, Net	35,587		39,827
Other Assets	59,963		46,035
Total Assets	$903,139		$804,521

Liabilities
Current Liabilities	$ 90,520		$ 81,321
Long-Term Debt	165,916		207,064
Deferred Income Taxes	43,468		32,081
Other Deferred Liabilities	76,984		69,527
Total Liabilities	376,888		389,993
Shareholders' Equity	526,251		414,528
Total Liabilities and
Shareholders' Equity	$903,139		$804,521

* Includes $6,090 of stock option exercises yet to be settled by the broker as of March 2, 2004.
   All settlements were received within one week of the end of the quarter.